Exhibit 8(c)(3): Amendment No. 3 to the Participation Agreement among Variable Insurance Products Fund II, Fidelity Distributors Corporation and United of Omaha Life Insurance Company.

                                AMENDMENT NO. 3

This is an Amendment to the Participation Agreement dated February 1, 1994 (the Agreement) and Amendment No. 2 dated October 3, 1995 among Variable Insurance Products Fund II (the Fund), Fidelity Distributors Corporation (the Underwriter) and United of Omaha Life Insurance Company (the Company). This Amendment is effective May 1, 1997.

The Fund, Underwriter and the Company hereby agree to replace the Schedule A and Schedule C of the Agreement and Amendment No. 2 by inserting the following in its entirety:

Schedule A
----------

--------------------------------------------------------------------------------------------------------
   Name of Separate Account and Date         Contracts Funded by
    Established by Board of Directors          Separate Account          Designated Portfolios
--------------------------------------------------------------------------------------------------------
United of Omaha Life Insurance                     0616L                Asset Manager Portfolio
Separate Account C (12-1-93)                                              Index 500 Portfolio
(Variable Annuities)
--------------------------------------------------------------------------------------------------------
                                                   6090L            Asset Manager: Growth Portfolio
                                                                         Contrafund Portfolio
                                                                           VIP Equity Income
--------------------------------------------------------------------------------------------------------
United of Omaha Life Insurance                   6347L-0697             Asset Manager Portfolio
Separate Account B (8-27-96)                                              Index 500 Portfolio
(Variable Life)
--------------------------------------------------------------------------------------------------------
                                                 6387L-1197         Asset Manager: Growth Portfolio
                                                                         Contrafund Portfolio
                                                                           VIP Equity Income
--------------------------------------------------------------------------------------------------------

Schedule C
----------

Alger American Fund; Insurance Management Series (Federated); MFS Variable Insurance Trust; Pioneer Group; Scudder; and T. Rowe Price.

Signed by the parties:              United of Omaha Life Insurance Company
                                    By its authorized officer,
                                    By:     /s/
                                            --------------------------
                                            Richard A. Witt
                                    Title:  Senior Vice President
                                    Date:   9/24/97

                                    Variable Insurance Products Fund II
                                    By its authorized officer,
                                    By:     /s/
                                            --------------------------
                                            J. Gary Burkhead
                                    Title:  Senior Vice President
                                    Date:   7/30/97

                                    Fidelity Distributors Corporation
                                    By its authorized officer,
                                    By:     /s/
                                            --------------------------
                                            Paul T. Hondros
                                    Title:  President
                                    Date:   8/20/97